                                                                     EXHIBIT 1.1



                             UNDERWRITING AGREEMENT



                                                              March 23, 2000

FleetBoston Robertson Stephens Inc.
Chase Securities Inc.
U.S. Bancorp Piper Jaffray Inc.
Dain Rauscher Incorporated
Adams, Harkness & Hill, Inc.
As Representatives of the several Underwriters
c/o FleetBoston Robertson Stephens Inc.
555 California Street, Suite 2600
San Francisco, CA  94104

Ladies and Gentlemen:

         INTRODUCTORY. Net Perceptions, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 2,000,000 shares of its Common Stock, par value $0.0001 per share (the "Common Shares"); and the stockholders of the Company named in Schedule B (collectively, the "Selling Stockholders") severally propose to sell to the Underwriters an aggregate of 625,471 Common Shares. The 2,000,000 Common Shares to be sold by the Company and the 625,471 shares of Common Shares to be sold by the Selling Stockholders are collectively called the "Firm Shares." In addition, the Company has granted to the Underwriters an option to purchase up to an additional 318,863 Common Shares and certain Selling Stockholders have severally granted to the Underwriters an option to purchase up to an additional 74,957 Common Shares, each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder's name in Schedule B, all as provided in Section 2. The additional 318,863 Common Shares to be sold by the Company and the additional 74,957 Common Shares to be sold by certain Selling Stockholders pursuant to such option are collectively called the "Option Shares." The Firm Shares and, if and to the extent such option is exercised, the Option Shares are collectively called the "Shares." FleetBoston Robertson Stephens Inc. ("Robertson Stephens"), Chase Securities Inc., U.S. Bancorp Piper Jaffray Inc., Dain Rauscher Incorporated and Adams, Harkness & Hill, Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-31230), which contains a form of prospectus, subject to completion, to be used in connection with the public offering and sale of the Shares. Each such prospectus, subject to completion, used in connection with such public offering is called a "preliminary prospectus." Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the "Registration Statement." Any registration statement filed by the



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Company pursuant to Rule 462(b) under the Securities Act is called the "Rule
462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Shares, is called the "Prospectus." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

         SECTION 1. Representations and Warranties.

                  A. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and covenants to each Underwriter as follows:

                           (a) Compliance with Registration Requirements. The
Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

         Each preliminary prospectus and the Prospectus when filed with the Commission complied in all material respects with the Securities Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and up to and on the Closing Date and on any later date on which the Option Shares are purchased, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus, as of its date, and the Prospectus, as amended or supplemented, as of its date and at all subsequent times through the 30th day after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

                           (b) Offering Materials Furnished to Underwriters. The
Company has delivered to each of the Representatives one complete conformed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the



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Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

                           (c) Distribution of Offering Material By the Company.
The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

                           (d) The Underwriting Agreement. This Agreement has
been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                           (e) Authorization of the Shares To Be Sold by the
Company. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

                           (f) Authorization of the Shares To Be Sold by the
Selling Stockholders. The Common Shares to be purchased by the Underwriters from the Selling Stockholders, when issued, were validly issued, fully paid and nonassessable.

                           (g) No Applicable Registration or Other Similar
Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Stockholders with respect to the Shares included in the Registration Statement, except for such rights as have been duly waived.

                           (h) No Material Adverse Change. Subsequent to the
respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires, is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

                           (i) Independent Accountants. PricewaterhouseCoopers
LLP, have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are



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independent public or certified public accountants as required by the Securities
Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                           (j) Preparation of the Financial Statements.

                                    (1) The financial statements of the Company
filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Summary--Summary Financial Data," "Selected Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

                                    (2) The financial statements of Knowledge
Discovery One, Inc. ("KD One") filed with the Commission as part of the Registration Statement present fairly the financial position of KD One as if and for the dates indicated and the results of its operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules relating to KD One are required to be included in the Registration Statement.

                                    (3) The pro forma financial statements of
the Company and its subsidiaries and the related notes thereto included under the caption "Summary - Summary Consolidated Financial Data," "Pro Forma Consolidated Selected Financial Data" and elsewhere in the Prospectus and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other pro forma financial information is required to be included in the Registration Statement.

                           (k) Company's Accounting System. The Company and each
of its subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.



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                           (l) Subsidiaries of the Company. The Company does not
own or control, directly or indirectly, any corporation, association or other entity other than those listed in Exhibit 21 to the Registration Statement.

                           (m) Incorporation and Good Standing of the Company
and its Subsidiaries. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized with full corporate power and authority to own its properties and conduct its business as described in the prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where a failure to be so qualified or in good standing would not result in a Material Adverse Change.

                           (n) Capitalization of the Subsidiaries. All the
outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances.

                           (o) No Prohibition on Subsidiaries from Paying
Dividends or Making Other Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

                           (p) Capitalization and Other Capital Stock Matters.
The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus). The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Common Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

                           (q) Stock Exchange Listing. The Shares are registered
pursuant to Section 12(g) of the Exchange Act and are listed on the Nasdaq National Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Nasdaq National Market, nor has the Company received any notification that the



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Commission or the National Association of Securities Dealers, Inc. (the "NASD")
is contemplating terminating such registration or listing.

                           (r) No Consents, Approvals or Authorizations
Required. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act and such as may be required (i) under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated here and in the Prospectus, (ii) by the National Association of Securities Dealers, Inc. and
(iii) by the federal and provincial laws of Canada.

                           (s) Non-Contravention of Existing Instruments and
Agreements. Neither the issuance and sale of the Shares nor the consummation of any other transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject or
(iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the cases of (ii) and (iii) only, for breaches, violations, liens, charges or encumbrances that would not result in a Material Adverse Change.

                           (t) No Defaults or Violations. Neither the Company
nor any subsidiary is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except any such violation or default which would not, singly or in the aggregate, result in a Material Adverse Change except as otherwise disclosed in the Prospectus.

                           (u) No Actions, Suits or Proceedings. No action, suit
or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to result in a Material Adverse Change.

                           (v) All Necessary Permits, Etc. The Company and its
subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.



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                           (w) Title to Properties. The Company and each of its
subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(A)(j) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

                           (x) Tax Law Compliance. The Company and its
subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could result in a Material Adverse Change.

                           (y) Intellectual Property Rights. Each of the Company
and its subsidiaries owns or possesses adequate rights to use all patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights that are necessary to conduct its businesses as described in the Registration Statement and Prospectus, except where failure to own or possess such rights would not result in a Material Adverse Change; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Change that is not otherwise disclosed in the Prospectus; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might result in a Material Adverse Change. There is no claim pending or, to the Company's knowledge, threatened against the Company regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights. The Company and its subsidiaries do not in the conduct of their business as now or proposed to be conducted as described in the Prospectus infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or any of its subsidiaries, which such infringement or conflict is reasonably likely to result in a Material Adverse Change.

                           (z) Y2K. There are no Y2K issues related to the
Company, or any of its subsidiaries, that (i) are of a character required to be described or referred to in the Registration Statement or Prospectus by the Securities Act or by the Exchange Act or the rules and regulations of the Commission thereunder that have not been accurately described in the



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Registration Statement or Prospectus or (ii) might reasonably be expected to result in any Material Adverse Change.

                           (aa) No Transfer Taxes or Other Fees. There are no
transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the shares.

                           (bb) Company Not an "Investment Company." The Company
has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

                           (cc) Insurance. Each of the Company and its
subsidiaries are insured by institutions that are, to the Company's knowledge, financially sound and reputable, with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes, general liability and directors and officers liability. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

                           (dd) Labor Matters. To the best of Company's
knowledge, no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, value added resellers or original equipment manufacturers that could reasonably be expected to result in a Material Adverse Change.

                           (ee) No Price Stabilization or Manipulation. The
Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                           (ff) Lock-Up Agreements. Each officer and director of
the company, each Selling Stockholder and the beneficial owners of an additional ______ shares of Common Stock of the Company has agreed to sign an agreement substantially in the form attached hereto as Exhibit A (the "Lock-up Agreements"). The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-up Agreements presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or other stockholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of Robertson Stephens.



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                           (gg) Related Party Transactions. There are no
business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

                           (hh) No Unlawful Contributions or Other Payments.
Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

                           (ii) Environmental Laws. (i) the Company is in
compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") that are applicable to its business, except where the failure to comply would not result in a Material Adverse Change, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus, (iii) the Company is not currently aware that it will be required to make future material capital expenditures to comply with Environmental Laws and (iv) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

                           (jj) Periodic Review of Costs of Environmental
Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

                           (kk) ERISA Compliance. The Company and its
subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount



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
of unfounded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

                  B. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder, severally and not jointly. represents, warrants and covenants to each Underwriter as follows:

                           (a) The Underwriting Agreement. This Agreement has
been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                           (b) The Custody Agreement and Power of Attorney. Each
of the (i) Custody Agreement signed by such Selling Stockholder and Norwest Bank Minnesota, N.A., as custodian (the "Custodian"), relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and (ii) Power of Attorney appointing certain individuals named therein as such Selling Stockholder's attorneys-in-fact (each, an "Attorney-in-Fact") to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the "Power of Attorney"), of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Each Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder on deposit with the Custodian are subject to the interests of the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of the Selling Stockholder, by operation of law, by death or incapacity of such Selling Stockholder or by the occurrence of any other event. If such Selling Stockholder should die or become incapacitated, or if any other event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, the documents evidencing the Shares to be sold by such Selling Stockholder then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof.

                           (c) Title to Shares to be Sold. Such Selling
Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Shares, as provided herein, such Selling Stockholder will convey good and marketable title to such Shares, free and clear of all liens, encumbrances, equities and claims whatsoever.



                                      10.

                           (d) All Authorizations Obtained. Such Selling
Stockholder has, and on the First Closing Date and the Second Closing Date (as defined below) will have, good and valid title to all of the Company Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law and, if applicable, under its charter or other organizational documents to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

                           (e) No Further Consents, Authorization or Approvals.
No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Securities Act and such as may be required under the federal and provincial securities laws of Canada or the blue sky laws or any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals as have been obtained.

                           (f) Non-Contravention. Neither the sale of the
Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is party or bound, any judgment, order or decree applicable to such Selling Stockholder or any court or regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

                           (g) No Registration or Other Similar Rights. Such
Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under "Shares Eligible for Future Sale."

                           (h) No Preemptive, Co-sale or other Rights. Such
Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company required to be described in the Registration Statement and the Prospectus that is not described in the Registration Statement and the Prospectus.

                           (i) Disclosure Made by Such Selling Stockholder in
the Prospectus. All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the First Closing Date and the Second Closing Date (as defined below) will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of shares of Company Shares set forth opposite such Selling Stockholder's name in the



                                      11.

Prospectus under the caption "Principal and Selling Stockholders" (both prior to and after giving effect to the sale of the Shares).

                           (j) No Price Stabilization or Manipulation. Such
Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                           (k) No Transfer Taxes or Other Fees. There are no
transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholders of the Shares.

                           (l) Distribution of Offering Materials by the Selling
Stockholders. The Selling Stockholders have not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares by such Selling Stockholder other than a preliminary prospectus, the Prospectus or the Registration Statement.

                           (m) Confirmation of Company Representations and
Warranties. Such Selling Stockholder is not prompted to sell the Shares to be sold by such Selling Stockholder by any material information concerning the Company that is not set forth in the Registration Statement or the Prospectus. Such Selling Stockholder, if a director or officer of the Company, is aware of no fact that causes such Selling Stockholder to believe that the representations and warranties of the Company contained in Section 1(A) hereof are not true and correct.

         Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

         SECTION 2. PURCHASE, SALE AND DELIVERY OF THE SHARES.

                           (a) The Firm Shares. Upon the terms herein set forth,
(i) the Company agrees to issue and sell to the several Underwriters an aggregate of 2,000,000 Firm Shares and (ii) the Selling Stockholders agree to sell to the several Underwriters an aggregate of 625,471 Firm Shares, each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder's name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company and the Selling Stockholders shall be $[___] per share.

                           (b) The First Closing Date. Delivery of the Firm
Shares to be purchased by the Underwriters and payment therefor shall be made by the Company and the Representatives at 9:00 a.m. Boston time, at the offices of Skadden Arps Slate Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts (or at such other place as may be agreed upon among the Representatives and the Company), (i) on the third full business day following the first day that Shares are traded, (ii) if this Agreement is executed and delivered after 4:30 P.M., Boston time, the fourth full business day following the day that this Agreement is executed



                                      12.

and delivered or (iii) at such other time and date not later that seven full business days following the first day that Shares are traded as the Representatives and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 8 hereof), such time and date of payment and delivery being herein called the "Closing Date;" provided, however, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Section 2(g) and 3(e) hereof, the Representatives may, in their sole discretion, postpone the Closing Date until no later that two full business days following delivery of copies of the Prospectus to the Representatives.

                           (c) The Option Shares; the Second Closing Date. In
addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company and certain Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 393,820 Option Shares from the Company and the Selling Stockholders at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time upon notice by the Representatives to the Company and the Selling Stockholders, which notice may be given at any time within 30 days from the date of this Agreement. The time and date of delivery of the Option Shares, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Option Shares are to be purchased, (i) each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (ii) the Company and each Selling Stockholder agree, severally and not jointly, to sell the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be sold as the number of Option Shares set forth in Schedule B opposite the name of such Selling Stockholder (or, in the case of the Company, as the number of Option Shares to be sold by the Company as set forth in the paragraph "Introductory" of this Agreement) bears to the total number of Option Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Stockholders.

                           (d) Public Offering of the Shares. The
Representatives hereby advises the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, has determined is advisable and practicable.

                           (e) Payment for the Shares. Payment for the Shares to
be sold by the Company shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Shares to be sold by the Selling Stockholders shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Custodian.



                                      13.

         It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. Robertson Stephens, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

                           (f) Delivery of the Shares. The Company and the
Selling Stockholders shall deliver, or cause to be delivered a credit representing the Firm Shares to an account or accounts at The Depository Trust Company as designated by the Representatives for the accounts of the Representatives and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company and the Selling Stockholders shall also deliver, or cause to be delivered a credit representing the Option Shares to an account or accounts at The Depository Trust Company as designated by the Representatives for the accounts of the Representatives and the several Underwriters, at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

                           (g) Delivery of Prospectus to the Underwriters. Not
later than 3:00 p.m. Boston time on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

         SECTION 3. COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDERS.

                  A. COVENANTS OF THE COMPANY. The Company further covenants and agrees with each Underwriter as follows:

                           (a) Registration Statement Matters. The Company will
(i) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Securities Act is followed, to prepare and timely file with the Commission under Rule 424(b) under the Securities Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Securities Act and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall



                                      14.

have reasonably objected in writing or that is not in compliance in all material respects with the Securities Act. If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act prior to the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

                           (b) Securities Act Compliance. The Company will
advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                           (c) Blue Sky Compliance. The Company will cooperate
with the Representatives and counsel for the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (both national and foreign) as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                           (d) Amendments and Supplements to the Prospectus and
Other Securities Act Matters. The Company will comply in all material respects with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Underwriters and to dealers, an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                           (e) Copies of any Amendments and Supplements to the
Prospectus. The Company agrees to furnish the Representatives, without charge, during the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery



                                      15.

Period"), as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

                           (f) Insurance. The Company shall (i) obtain Directors
and Officers liability insurance in the minimum amount of $10 million which shall apply to the offering contemplated hereby and (ii) cause Robertson Stephens to be added to such policy such that up to $500,000 of its expenses pursuant to section 7(a) shall be paid directly by such insurer.

                           (g) Notice of Subsequent Events. If at any time
during the 90-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in your opinion, the market price of the Company Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

                           (h) Use of Proceeds. The Company shall apply the net
proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

                           (i) Transfer Agent. The Company shall continue to
engage and maintain, at its expense, a registrar and transfer agent for the Company Shares.

                           (j) Earnings Statement. As soon as practicable, the
Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the 12-month period ending June 30, 2001 that satisfies the provisions of Section 11(a) of the Securities Act.

                           (k) Periodic Reporting Obligations. During the
Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the National Association of Securities Dealers, Inc. all reports and documents required to be filed under the Exchange Act.

                           (l) Agreement Not to Offer or Sell Additional
Securities. The Company will not offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other Common Shares or any securities convertible into, or exchangeable for, Common Shares; provided, however, that the Company may (i) grant options to purchase and issue and sell Common Shares pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of the Prospectus and described in the Prospectus so long as none of those shares may be transferred and the Company shall enter stop transfer instructions with its transfer agent and registrar against the transfer of any such Common Shares and (ii) issue Common Shares issuable upon the conversion of securities or the exercise of options or warrants outstanding at the date of the Prospectus and described in the Prospectus. These restrictions terminate after the close of



                                      16.

trading of the Shares on the Nasdaq National Market on the 90th day following the effective date of the Registration Statement (the "Lock-Up Period").

                           (m) Future Reports to the Representatives. During the
period of three years hereafter the Company will furnish to the Representatives
(i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the National Association of Securities Dealers, Inc. or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

                           (n) Exchange Act Compliance. During the Prospectus
Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

                  B. COVENANTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder further covenants and agrees with each Underwriter:

                           (a) Agreement Not to Offer or Sell Additional
Securities. Such Selling Stockholder will not, during the Lock-Up Period, make a disposition of Securities (as defined in Exhibit A hereto) now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or stockholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, (iii) with respect to dispositions of Common Shares acquired on the open market or (iv) with the prior written consent of Robertson Stephens. The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Furthermore, such person has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction.

                           (b) Delivery of Forms W-8 and W-9. To deliver to the
Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

                           (c) Notification of Untrue Statements, etc. If, at
any time prior to the date on which the distribution of the Common Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling



                                      17.

Stockholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Selling Stockholder will promptly notify the Company and the Representatives.

         SECTION 4. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the First Closing Date and, with respect to the Option Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares, as of the Second Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

                           (a) Compliance with Registration Requirements; No
Stop Order; No Objection from the National Association of Securities Dealers, Inc. The Registration Statement shall have become effective prior to the execution of this Agreement, or at such later date as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company, any Selling Stockholder or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters' Counsel; and the National Association of Securities Dealers, Inc. shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

                           (b) Corporate Proceedings. All corporate proceedings
and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

                           (c) No Material Adverse Change. Subsequent to the
execution and delivery of this Agreement and prior to the First Closing Date, or the Second Closing Date, as the case may be, there shall not have been any Material Adverse Change in the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, that, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

                           (d) Opinion of Counsel for the Company. You shall
have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Skadden Arps Slate Meagher & Flom LLP, counsel for the Company, substantially in the form of Exhibit B attached hereto, dated the First Closing Date, or the Second Closing Date, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters.



                                      18.

         Counsel rendering the opinion contained in Exhibit B may rely as to questions of law not involving the laws of the United States or the States of Massachusetts and Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, the Selling Stockholders or officers of the Selling Stockholders (when the Selling Stockholder is not a natural person), and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.

                           (e) Opinion of Counsel for the Underwriters. You
shall have received on the First Closing Date or the Second Closing Date, as the case may be, an opinion of Cooley Godward LLP, substantially in the form of Exhibit C hereto. The Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

                           (f) Accountants' Comfort Letter. You shall have
received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from PricewaterhouseCoopers LLP, addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than four (4) business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from PricewaterhouseCoopers LLP shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations, (ii) set forth their opinion with respect to their examination of the balance sheets of the Company and KD One as of December 31, 1999 and related statements of operations, stockholders' equity and cash flows for the 12 months ended December 31, 1999, (iii) state that PricewaterhouseCoopers LLP has performed the procedures set out in Statement on Auditing Standards No. 71 ("SAS 71") for a review of interim financial information on the financial statements for each of the quarters in the eight-quarter period ended December 31, 1999 (the "Quarterly Financial Statements"), (iv) state that in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the Quarterly Financial Statements in order for them to be in compliance with generally accepted accounting principles consistently applied across the periods presented, and address other matters agreed upon by PricewaterhouseCoopers LLP and you. In addition, you shall have received from PricewaterhouseCoopers LLP a letter addressed to the Company and made



                                      19.

available to you for the use of the Underwriters stating that their review of the Company's and KD One's systems of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the financial statements as of December 31, 1999, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

                           (g) Officers' Certificate. You shall have received on
the First Closing Date and the Second Closing Date, as the case may be, a certificate of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

                                    (i) The representations and warranties of
the Company in this Agreement are true and correct, as if made on and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the First Closing Date or the Second Closing Date, as the case may be;

                                    (ii) To the Company's knowledge, no stop
order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

                                    (iii) When the Registration Statement became
effective and at all times subsequent thereto up to the delivery of such certificate, (A) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and (B) the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

                                    (iv) Subsequent to the respective dates as
of which information is given in the Registration Statement and Prospectus, there has not been (a) any Material Adverse Change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, (b) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business,
(c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business,
(d) any change in the capital stock or outstanding indebtedness of the Company or any of its subsidiaries that is material to the Company and its subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a material adverse effect on the condition



                                      20.

(financial or otherwise), earnings, operations or business of the Company and its subsidiaries considered as one enterprise.

                           (h) Lock-up Agreement from Certain Stockholders of
the Company. The Company shall have obtained and delivered to you an agreement substantially in the form of Exhibit A attached hereto from each person and entity identified in Section 1.A.(ff) above.

                           (i) Opinion of Counsel for the Selling Stockholders.
You shall have received on the First Closing Date and the Second Closing Date, as the case may be, an opinion of Skadden Arps Slate Meagher & Flom LLP, counsel for the Selling Stockholders, substantially in the form of Exhibit D hereto.

         In rendering such opinion, such counsel may rely as to questions of law not involving the laws of the United States or State of Massachusetts and Delaware upon opinions of local counsel and as to questions of fact upon representations or certificates of the Selling Stockholders or officers of the Selling Stockholders (when the Selling Stockholder is not a natural person), and of governmental officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy of any material misstatement or inaccuracy in any such opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.

                           (j) Selling Stockholders' Certificate. On each of the
First Closing Date and the Second Closing Date, as the case may be, the Representatives shall received a written certificate executed by the Attorney-in-Fact of each Selling Stockholder, dated as of such Closing Date, to the effect that:

                                    (i) the representations, warranties and
covenants of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and

                                    (ii) such Selling Stockholder has complied
with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

                           (k) Selling Stockholders' Documents. At least three
business days prior to the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

                           (l) Stock Exchange Listing. The Shares shall have
been approved for listing on the Nasdaq National Market, subject only to official notice of issuance where applicable.

                           (m) Compliance with Prospectus Delivery Requirements.
The Company shall have complied with the provisions of Sections 2(g) and 3(e) hereof with respect to the furnishing of Prospectuses.



                                      21.

                           (n) Additional Documents. On or before each of the
First Closing Date and the Second Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that
Section 5 (Payment of Expenses), Section 6 (Reimbursement of Underwriters' Expenses), Section 7 (Indemnification and Contribution) and Section 10 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

         SECTION 5. PAYMENT OF EXPENSES. The Company and the Selling Stockholders, jointly and severally, agree to pay in such proportions as they may agree upon among themselves all costs, fees and expenses incurred in connection with the performance of its their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors,
(v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada or any other country, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey," an "International Blue Sky Survey" or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the review and approval of the Underwriters' participation in the offering and distribution of the Common Shares by the National Association of Securities Dealers, Inc., (viii) the fees and expenses associated with listing including the Common Shares on the Nasdaq National Market, (ix) all costs and expenses incident to the travel and accommodation of the Company's employees on the "roadshow," and (x) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 5, Section 6, and Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

         The Selling Stockholders further agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Stockholders, (ii) fees and



                                      22.

expenses of the Custodian and (iii) expenses and taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Stockholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

         This Section 5 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

         SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Representatives pursuant to Section 4, Section 9 or Section 15, or if the sale to the Underwriters of the Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges.

         SECTION 7. INDEMNIFICATION AND CONTRIBUTION.

                    (a) Indemnification of the Underwriters.

                                    (i) The Company agrees to indemnify and hold
harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Shares, including without limitation, statements communicated to securities analysts employed by the Underwriters; or (vi) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering



                                      23.

contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii), (iv) or (v) above, provided that the Company shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Robertson Stephens) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

                                    (ii) Subject to Section 7(j) hereof, each of
the Selling Stockholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or
(ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (i) and (ii) of this Section 7(a)(2) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or such Underwriter by such Selling Stockholder directly or through such Selling Stockholder's representatives, specifically for use in the preparation thereof; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Selling Stockholders



                                      24.

contained herein; or (iv) in whole or in part upon any failure of the Selling Stockholders to perform their respective obligations hereunder or under law; or
(v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii) or (iv) above, provided that the Selling Stockholders shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Robertson Stephens) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Selling Stockholders by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.

                           (b) Indemnification of the Company, its Directors,
Officers and Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholders by the Representatives expressly for use therein; and to reimburse



                                      25.

the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

                           (c) Information Provided by the Underwriters. Each of
the Company and each of the Selling Stockholders, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct.

                           (d) Notifications and Other Indemnification
Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7 to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Robertson Stephens in the case of Section 7(b) and Section
8), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.



                                      26.

                           (e) Settlements. The indemnifying party under this
Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                           (f) Contribution. If the indemnification provided for
in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by such party on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the such party on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company each Selling Stockholder and Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent



                                      27.

misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

                           (g) Timing of Any Payments of Indemnification. Any
losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than 45 days of invoice to the indemnifying party.

                           (h) Survival. The indemnity and contribution
agreements contained in this Section 7 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, any Selling Stockholder or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

                           (i) Acknowledgements of Parties. The parties to this
Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act and the Exchange Act.

                           (j) Liability Cap. The liability of each Selling
Stockholder under Section 7(a)(ii) (except in cases of fraud) will be limited to the gross proceeds (less underwriting discount) received by such Selling Stockholder from the sale of Shares by such Selling Stockholder hereunder.

         SECTION 8. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without



                                      28.

liability of any party to any other party except that the provisions of Section 5, and Section 7 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         SECTION 9. TERMINATION OF THIS AGREEMENT. This Agreement may be terminated by the Representatives by notice given to the Company if (a) at any time after the execution and delivery of this Agreement and prior to the First Closing Date (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the National Association of Securities Dealers, Inc.; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any substantial change in the United States or international financial markets, or any substantial change or development involving a prospective change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms contemplated in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured or (b) in the case of any of the events specified 9(a)(i)-(v), such event singly or together with any other event, makes it, in your judgement, impracticable or inadvisable to market the Common Shares in the manner and on the terms contemplated in the Prospectus. Any termination pursuant to this Section 9 shall be without liability on the part of
(x) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5 and 6 hereof, (y) any Underwriter to the Company or any person controlling the Company or the Selling Stockholders, or (z) of any party hereto to any other party except that the provisions of Section 7 shall at all times be effective and shall survive such termination.

         SECTION 10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.



                                      29.

         SECTION 11. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

         FleetBoston Robertson Stephens Inc.
         555 California Street
         San Francisco, California  94104
         Facsimile:  (415) 676-2675
         Attention:  General Counsel

If to the Company:

         Net Perceptions, Inc.
         7901 Flying Cloud Drive
         Eden Prairie, MN  55344
         Facsimile:  (612) 903-9424
         Attention:  Chief Financial Officer

If to the Selling Stockholders:

         Thomas Donnelly
         c/o Net Perceptions, Inc.
         7901 Flying Cloud Drive
         Eden Prairie, MN  55344
         Facsimile:  (612) 903-9424

Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 8 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and to their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

         SECTION 13. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 14. GOVERNING LAW PROVISIONS.

                           (a) Governing Law. This agreement shall be governed
by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.



                                      30.

                           (b) Consent to Jurisdiction. Any legal suit, action
or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a San Francisco office at 49 Stevenson Street, San Francisco, California 94105, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of San Francisco.

         SECTION 15. FAILURE OF ONE OR MORE OF THE SELLING STOCKHOLDERS TO SELL AND DELIVER COMMON SHARES. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 5, 6, and 7 hereof, the Company or the Selling Stockholders, or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the First Closing Date or the Second Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         SECTION 16. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.



         [The remainder of this page has been intentionally left blank.]



                                      31.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                       Very truly yours,

                                       NET PERCEPTIONS, INC.



                                       By:
                                          --------------------------------------
                                           Steven J. Snyder
                                           President and Chief Executive Officer

                                       SELLING STOCKHOLDERS



                                       By:
                                          --------------------------------------
                                           Attorney-in-fact for the Selling
                                           Stockholders named in Schedule B
                                           hereto



         The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

FLEETBOSTON ROBERTSON STEPHENS INC.
CHASE SECURITIES INC.
U.S. BANCORP PIPER JAFFRAY INC.
DAIN RAUSCHER INCORPORATED
ADAMS, HARKNESS & HILL, INC.

On their behalf and on behalf of each of the several underwriters named in Schedule A hereto.

By       FLEETBOSTON ROBERTSON STEPHENS INC.



By:
   ----------------------------------------------
         G. Mitchell Whiteford
         Managing Director



                                      32.

                                   SCHEDULE A


                                                                               NUMBER OF FIRM COMMON
                          UNDERWRITERS                                         SHARES TO BE PURCHASED
                          ------------                                         ----------------------
FLEETBOSTON ROBERTSON STEPHENS INC.....................................                  [___]

CHASE SECURITIES INC...................................................                  [___]

U.S. BANCORP PIPER JAFFRAY INC.........................................                  [___]

DAIN RAUSCHER INCORPORATED.............................................                  [___]

ADAMS, HARKNESS & HILL, INC............................................                  [___]

     Total.............................................................                  [___]



                                      S-A

                                   SCHEDULE B


                                                                                                    MAXIMUM NUMBER
                                                                        NUMBER OF FIRM            OF OPTION SHARES
                     SELLING STOCKHOLDER                               SHARES TO BE SOLD              TO BE SOLD
                     -------------------                               -----------------          -----------------
Nanci Anderson
Net Perceptions, Inc.
7901 Flying Cloud Drive
Eden Prairie, MN  55344.......................................               7,225                       1,083

Paul Bieganski
Net Perceptions, Inc.
7901 Flying Cloud Drive
Eden Prairie, MN  55344.......................................              16,000                       2,400

Thomas Donnelly
Net Perceptions, Inc.
7901 Flying Cloud Drive
Eden Prairie, MN  55344.......................................              18,417                       2,762

Stephen Larsen
Net Perceptions, Inc.
7901 Flying Cloud Drive
Eden Prairie, MN  55344.......................................              10,000                           0

Bradley Miller
Net Perceptions, Inc.
7901 Flying Cloud Drive
Eden Prairie, MN  55344.......................................             139,118                      20,867

George Moser
Net Perceptions, Inc.
7901 Flying Cloud Drive
Eden Prairie, MN  55344.......................................              28,511                       4,276

George Nader
Net Perceptions, Inc.
462 Seventh Ave., 21st Floor
New York, NY  10018-7606......................................               4,500                           0

John Riedl
1340 California Avenue West
Falcon Heights, MN  55108.....................................             100,170                      15,025

Steven Snyder
Net Perceptions, Inc.
7901 Flying Cloud Drive
Eden Prairie, MN  55344.......................................             190,294                      28,544

Steven Van Tassel
Net Perceptions, Inc.
7901 Flying Cloud Drive
Eden Prairie, MN  55344.......................................               4,125                           0


                                     S-B1.

                                                                                                    MAXIMUM NUMBER
                                                                        NUMBER OF FIRM            OF OPTION SHARES
                     SELLING STOCKHOLDER                               SHARES TO BE SOLD              TO BE SOLD
                     -------------------                               -----------------          -----------------
Chet Aitken
100 Kingston Road
New Market, Ontario
L3Y 5W7
Canada........................................................                 300                         0

David Boles
7206 Holly Fern Cove
Austin, TX  78750.............................................                 800                         0

John Dalton
4104 Hidden Canyon
Austin, TX  78746.............................................              25,000                         0

Paul Dehnert
3110 Maywood Avenue
Austin, TX  78703.............................................              10,000                         0

Ronald Dovich
5721 Standing Rock Road
Austin, TX  78730.............................................               2,400                         0

Craig Foley
7 Locust Lane
Bronxville, NY  10708.........................................                 235                         0

Kent Fuka
6801 N. Capital of Texas Highway
B2, Suite 225
Austin, TX  78731.............................................               1,402                         0

Coyne Gibson
5946 Cape Coral Drive
Austin, TX  78746.............................................               7,800                         0

Karen Heath
4100 Triple Crown
Austin, TX  78746.............................................               4,490                         0

Sue Keller
4814 Timberline Drive
Austin, TX  78746.............................................                 406                         0

Mary McCommon
2503 Park View Drive
Austin, TX  78757.............................................                 350                         0



                                     S-B2.

                                                                                                    MAXIMUM NUMBER
                                                                        NUMBER OF FIRM            OF OPTION SHARES
                     SELLING STOCKHOLDER                               SHARES TO BE SOLD              TO BE SOLD
                     -------------------                               -----------------          -----------------
Pamela Saegert
5803 Highland Hills Terrace
Austin, TX  78731.............................................                 301                          0

Terrance Rock
1408 E. Jeter Road
Bartonville, TX  76226........................................                 800                          0

Frank Triolo
3 River Otter Lane
Savannah, GA  31411...........................................               4,400                          0

Larry Wikelius
9307 Creeks Edge Circle
Austin, TX  78753.............................................               3,300                          0

Mark Zuzanek
2081 Lakewind Drive
West Bloomfield, MI  48324....................................               1,000                          0

Phillips-Smith Specialty Retail Group III
5080 Spectrum Drive
Suite 805W
Addison, TX  75001............................................              30,000                          0

RHO Management Trust I
152 West 57th Street
New York, NY  10019...........................................              14,127                          0

         Total:...............................................             625,471                     74,957
                                                                            ======                     ======




                                     S-B3.

                                    EXHIBIT A

                                LOCK-UP AGREEMENT

FleetBoston Robertson Stephens Inc.
Chase Securities Inc.
U.S. Bancorp Piper Jaffray Inc.
Dain Rauscher Incorporated
Adams, Harkness & Hill, Inc.
As Representatives of the Several Underwriters
c/o FleetBoston Robertson Stephens Inc.
555 California Street, Suite 2600
San Francisco, California 94104

RE:  Net Perceptions, Inc. (the "Company")

Ladies & Gentlemen:

         The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives (the "Representatives") of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

         In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or stockholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, (iii) with respect to sales or purchases of Common Stock acquired on the open market or (iv) with the prior written consent of FleetBoston Robertson Stephens Inc. The foregoing restrictions will terminate after the close of trading of the Common Stock on the Nasdaq National Market on the 90th day following the effective date of the Company's Registration Statement on Form S-1 (No. 333-3123) (the "Lock-Up" Period). The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from



                                      A-1.

Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

         This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. In the event the Offering has not occurred on or before May 31, 2000, this Lock-Up Agreement shall be of no further force or effect.

                                        Dated
                                             -----------------------------------

                                        ----------------------------------------
                                                          Printed Name of Holder

                                         By:
                                             -----------------------------------
                                                                       Signature

                                         ---------------------------------------
                                                  Printed Name of Person Signing
                                               (and indicate capacity of person
                                                signing if signing as custodian,
                                             trustee, or on behalf of an entity)


                                      A-2.

                                    EXHIBIT B

             MATTERS TO BE COVERED IN THE OPINION OF COMPANY COUNSEL

         (i) Each of the Company and KD One has been duly incorporated, and is validly existing and in good standing as a corporation under the laws of the State of Delaware. The Company is qualified to do business and in good standing as a foreign corporation under the laws of the States of New York, California and Minnesota. KD One is qualified to do business and in good standing as a foreign corporation under the laws of the States of Michigan, Minnesota and Texas.

         (ii) Each of the Company and KD One has the corporate power and corporate authority to own its properties and to conduct its business, in each case as described in the Prospectus.

         (iii) The ______ shares of Common Stock of the Company shown by the Company's stock records as being issued and outstanding immediately prior to the issuance of the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

         (iv) The one issued and outstanding share of common stock of KD One has been duly authorized and validly issued and is fully paid and nonassessable.

         (v) The Primary Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, such shares will be validly issued, fully paid and nonassessable, and, to such counsel's knowledge, were not issued in violation of, or subject to, any preemptive rights arising under the Delaware General Corporation Law, the Company's Certificate of Incorporation or any Applicable Contract (as defined in such counsel's opinion).

         (vi) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by you, the Underwriting Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor is brought and (B) rights to indemnification and contribution contained therein may be limited by state or federal securities laws or the public policy underlying such laws.

         (vii) The execution and delivery by the Company of the Underwriting Agreement and the issuance and sale of the Primary Shares by the Company pursuant thereto do not violate, or conflict with, or to such counsel's knowledge, constitute a material default under (i) the Certificate of Incorporation or the By-laws; (ii) any Applicable Law; (iii) any Applicable Contract; or (iv) any Applicable Order. Such counsel need not express any opinion, however, as to whether such execution, delivery, issuance or sale will violate, conflict with or contravene or result in a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

         (viii) The Registration Statement, and the Prospectus, as of their respective effective or issue dates, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations, except that in each case such counsel need express no opinion as to the financial statements, financial statements schedules or other financial and statistical data included therein or excluded therefrom or the exhibits thereto, and, except to the extent expressly stated in the last paragraph, such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or either Prospectus.

         (ix) No Governmental Approval (as defined in such counsel's opinion) is required for the execution and delivery by the Company of the Underwriting Agreement or the issuance and sale of the Primary Shares by the Company pursuant to the Underwriting Agreement, except such as have been obtained and except those which are not required to be obtained, made or taken prior to the date hereof.

         (x) The information in the Prospectus under the caption "Description of Capital Stock," to the extent that it constitutes a summary of legal matters, has been reviewed by such counsel and fairly summarizes such legal matters in all material respects.

         (xi) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be filed as an exhibit to the Registration Statement that are not filed as required.

         (xii) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company or KD One of a character required to be disclosed in the Registration Statement or the Prospectus by the Act or the Exchange Act or the applicable rules and regulations, other than those described therein.

         (xiii) The Company is not required to be registered or regulated as an "investment company" as such term is defined under the Investment Company Act of 1940, as amended.

         (xiv) The Underwriting Agreement has been duly authorized, executed and delivered by each of the Selling Stockholders and, assuming due authorization, execution and delivery by the Representatives, is a valid and binding agreement of each of the Selling Stockholders, enforceable against the Selling Stockholders in accordance with its terms, except that (A) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor is brought and
(B) rights to indemnification and contribution contained therein may be limited by state or federal securities laws or the public policy underlying such laws.

         (xv) Such counsel has been orally advised by the Commission that the Registration Statement was declared effective under the Act at 12:00 p.m. Eastern Standard time on March 23, 2000 and that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such counsel's knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company, counsel to the Representatives and the Representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has made no independent check or verification thereof (except to the extent expressly stated above), on the basis of the foregoing, no facts have come to the attention of such counsel that have led such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion or belief with respect to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement.

                                    EXHIBIT C

          MATTERS TO BE COVERED IN THE OPINION OF UNDERWRITERS' COUNSEL

         (i) The Shares to be issued by the Company have been duly authorized and, upon issuance and delivery and payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

         (ii) The Registration Statement complied as to form in all material respects with the requirements of the Act; the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto have been instituted or threatened or are pending under the Securities Act.

         (iii) The Shares have been validly registered under the Securities Act and the applicable rules and regulations of the Commission thereunder;

         (iv) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         Such counsel shall state that such counsel has reviewed the opinions addressed to the Representatives from Skadden Arps Slate Meagher & Flom LLP, each dated the date hereof, and furnished to you in accordance with the provisions of the Underwriting Agreement. Such opinions appear on their face to be appropriately responsive to the requirements of the Underwriting Agreement.

         In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, no facts have come to the attention of such counsel that lead them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the First Closing Date or Second Closing Date, as the case may be, the Registration Statement and any amendment or supplement thereto (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the First Closing Date or the Second Closing Date, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.



                                      C-1.

                                    EXHIBIT D

       MATTERS TO BE COVERED IN THE OPINION OF SELLING STOCKHOLDER COUNSEL

         (i) The execution and delivery by each of the Selling Stockholders of, and the performance by such Selling Stockholder of its obligations under, the Underwriting Agreement do not violate, or conflict with, to such counsel's knowledge, constitute a material default under (i) the partnership agreement, if applicable, of such Selling Stockholder, (ii) any Applicable Law (as defined in such counsel's opinion); or (iii) any Applicable Order (as defined in such counsel's opinion). Such counsel need not express any opinion, however, as to whether such execution, delivery, or performance will violate, conflict, or contravene or result in a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of any Selling Stockholder or any of its subsidiaries.

         (ii) Each of the Irrevocable Power of Attorney and Custody Agreement (each as defined in such counsel's opinion) has been duly authorized, executed and delivered by each Selling Stockholder and is a valid and binding agreement of each of the Selling Stockholders, enforceable against each of the Selling Stockholders in accordance with its terms, except that (A) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor is brought and
(B) rights to indemnification and contribution contained therein may be limited by state or federal securities laws or the public policy underlying such laws.

         (iii) Assuming that neither the Representatives nor any Underwriter has notice of any adverse claims with respect to certificate number ___ registered in the name ________ and evidencing ___ shares of Common Stock of the Company (the "Purchased Shares") then, upon delivery to the Representative of such certificate indorsed to the Representative or indorsed in blank by an effective indorsement, the Representatives will acquire such certificate (and the shares represented thereby) free of any adverse claims under Section 8-303 of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the "New York UCC").



                                      D-1.